Exhibit 10.19

NON-DISCLOSURE AGREEMENT

This Non-Disclosure Agreement (hereinafter the “Agreement”) is made and entered into on May 4, 2005 by and between the Affiliated Companies, which included but are not limited to, Silver Valley Capital, Sterling Mining Company, Kimberly Gold Mines, Inc. Shoshone Silver Mining Company (hereinafter the “Company”), and Michael L. Mooney (hereinafter “Employee”).

FOR GOOD CONSIDERATION, and in consideration of Employee’s employment or continued employment with the Company, Employee hereby agrees and acknowledges:

1. That during the course of my employment with the Company, there may be disclosed to me certain trade secrets, confidential and/or proprietary business information of or regarding the Company; consisting of but not necessarily limited to:

a. Technical information: Assays and assay results, resource estimates and/or projections. methods, processes, formulae, compositions. systems, techniques, inventions, machines, computer programs, research projects and experimental or developmental work, relating to any project or organization.

b. Business information: Business and development plans, investor and customer lists, pricing data, sources of supply, financial data, marketing, production, and merchandising systems or plans and operation plans, investor transactions, stock and/or warrant ownership.

2. As used in this Agreement, the term “Confidential Information” means all Technical and/or Business information described in paragraphs 1(a) and (b) above, and any other trade secrets and/or confidential and/or proprietary business information of or regarding the Company (including information created or developed, in whole or in part, by Employee), which is not generally known about the Company or about its business. Confidential Information includes not only the information itself, but also all documents containing such information, and any and all such information maintained in electronic or other form. For purposes of this Agreement, Confidential Information shall not include any information which Employee can establish was (i) was publicly known or (ii) becomes publicly known and made generally available after disclosure to Employee by the Company, through means other than Employee’s breach of his/her obligations under this Agreement.

3. Employee agrees that, except in promoting the Company’s business, and as necessary in performing the duties of his/her employment with the Company, Employee shall not use in any manner, directly or indirectly, any Confidential Information. Employee agrees that he/she will never use any Confidential Information for his/her own benefit or for the benefit of any person or entity other than the Company, and will not permit or allow any Confidential Information to be used in competition with the Company. Employee acknowledges and agrees that all Confidential Information is the exclusive property of the Company, and Employee has no independent or individual claim to such Confidential Information for any purpose. During his/her employment with the Company and at all times thereafter, Employee shall take all reasonable steps to prevent any unauthorized disclosure or use of any and all Confidential Information. Employee further agrees to notify the Company immediately in the event that he/she becomes aware of any unauthorized use or disclosure of Confidential Information.

4. Employee understands and agrees that he/she is being employed for an indefinite term, and is an “employee at will” whose employment with the Company can be terminated by either Employee or the Company at any time. for any reason, or for no reason at all, with or without advance notice.

5. All questions with regard to the interpretation and enforcement of any provision of this Agreement shall be determined in accordance with the laws of the State of Idaho.

6. I agree that upon the termination of my employment from Company:

a. I shall return to Company all documents and property of Company, even if not marked “confidential” or “proprietary,” including but not necessarily limited to: drawings, blueprints, reports, manuals, correspondence, customer and/or investor lists, computer programs, and all other materials and all copies thereof relating in any way to Company’s business, or in any way obtained by me during the course of employment. I further agree that I shall not retain copies. notes or abstracts of the foregoing.

b. The Company may notify any future or prospective employer or third party of the existence of this Agreement. The Company shall be entitled to injunctive relief for any or threatened breach of this Agreement, in addition to all other available remedies, including the recovery of monetary damages.

c. This Agreement shall be binding upon me and my personal representatives and successors-in-interest, and shall inure to the benefit of Company, its successors and assigns.

Authorized Company Signature	Employee Signature

Printed Name	Printed Name

Date	Date

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